Filed Pursuant to Rule 424(b)(5)
Registration No. 333-261087

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated March 24, 2023

PROSPECTUS SUPPLEMENT

(To prospectus dated December 16, 2021)

                 Shares of Common Stock

Warrants to Purchase up to                  Shares of Common Stock

We are offering                  shares of our common stock and warrants to purchase up to                  shares of our common stock. Each share of common stock we sell will be accompanied by a warrant to purchase one share of common stock. Subject to certain ownership limitations, the warrants are immediately exercisable and expire on the date six years from the date of issuance.

The shares of common stock and the accompanying warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

We refer to the shares of common stock and warrants issued in this offering, collectively, as the securities. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants sold in this offering.

Our common stock trades on the Nasdaq Capital Market under the symbol “WATT.” On March 23, 2023, the last sale price of our common stock as reported on the Nasdaq Capital Market was $0.54 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Per Share and Accompanying Warrants
Public offering price	$
Underwriting discount(1)	$
Proceeds, before expenses, to us	$

(1)	See “Underwriting” in this prospectus supplement for additional information regarding underwriting compensation.

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities will be ready for delivery on or about March     , 2023.

Sole Book-Running Manager

Roth Capital Partners

The date of this prospectus supplement is March     , 2023.

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, as well as the additional information described in this prospectus supplement under “Where You Can Find More Information.” This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. However, if any statement in one of these documents is inconsistent with a statement in another document with a later date that is incorporated by reference herein, the statement in the document having the later date modifies and supersedes the earlier statement.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the underwriters take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of our common stock and warrants only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock and warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, as used in this prospectus supplement and the accompanying prospectus, the terms “Company,” “Energous,” “Registrant,” “we,” “us” and “our” refer to Energous Corporation., a Delaware corporation. “Energous” and all product names are our common law trademarks. This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contains additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should carefully read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the risk factors and the financial statements and related notes included or incorporated by reference herein and therein.

Company Overview

We have developed our WattUp® wireless power technology, consisting of semiconductor chipsets, software controls, hardware designs and antennas, that enables radio frequency (“RF”) based charging for electronic devices. The WattUp technology has a broad spectrum of capabilities to enable the next generation of wireless power networks, delivering power and data in a seamless device portfolio. This includes near field and at-a-distance wireless charging with multiple power levels at various distances. We believe our WattUp technologies will help facilitate the deployment of the growing IoT applications. The initial Internet of Things (“IoT”) applications that we are targeting are in the area of RF tags and electronic shelf labeling (“ESL”) for retail, industrial and healthcare markets.

We believe our technology is innovative in its approach, in that we are developing solutions that charge electronic devices using RF. To-date, we have developed multiple transmitters and receivers, including prototypes as well as partner production designs. The transmitters vary based on form factor, power specifications and frequencies, while the receivers support a myriad of applications including Bluetooth tracking tags, IoT sensors, ESLs, beacons, stock management devices, security cameras, handheld devices, smart automation, wearables, hearables, and more.

The first end product featuring our technology entered the market in 2019. We started shipping our first at-a-distance WattUp PowerBridge enabled transmitters for commercial IoT applications in the fourth quarter of 2021, and we expect additional WattUp-enabled products to be announced as we move our business forward.

Recent Developments

We have presented below certain unaudited results, including non-GAAP financial measures, for the three months and year ended December 31, 2022, which do not present all necessary information for an understanding of our financial condition as of December 31, 2022. This financial information has been prepared by, and is the responsibility of, our management and is subject to revisions based on our procedures and controls associated with the completion of our financial reporting. Our independent registered public accounting firm has not audited these results or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. While we are currently unaware of any items that would require us to make adjustments to the financial information set forth below, it is possible that we or our independent registered public accounting firm may identify such items as we complete the preparation of our financial statements as of and for the three months and year ended December 31, 2022 and our auditors complete their procedures for the review of our consolidated condensed financial statements for the same period.

Accordingly, undue reliance should not be placed on these results, which should be read together with the section of this prospectus supplement titled “Risk Factors” as well as the risks and uncertainties set forth in Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, in the section of this prospectus supplement titled “Forward-Looking Statements”, and our consolidated financial statements and related notes incorporated by reference in this registration statement.

Adjusted net not-GAAP loss and adjusted non-GAAP costs and expenses and any metrics derived therefrom are supplemental measures that are not calculated and presented in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Non-GAAP net loss excludes depreciation and amortization, stock-based compensation expense and severance expense. Non-GAAP costs and expenses excludes depreciation and amortization, stock-based compensation expense and severance expense.

Select Statement of Operations Information (Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue	$179,188	$225,404	$851,321	$756,793
Total costs and expenses	$6,537,456	$9,648,202	$27,537,646	$42,189,578
Loss from operations	$(6,358,268)	$(9,422,798)	$(26,686,325)	$(41,432,785)
Net loss	$(6,139,918)	$(9,421,175)	$(26,275,260)	$(41,427,293)

Select Balance Sheet Information (Unaudited)

As of December 31, 2022
Cash and cash equivalents	$26,287,293
Total assets	$29,752,922
Total liabilities	$5,107,447

Select Non-GAAP Financial Information (Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Adjusted net non-GAAP loss(1)	$(5,334,835)	$(6,018,188)	$(22,564,485)	$(25,505,678)
Adjusted non-GAAP costs and expenses(2)	$5,732,373	$6,245,215	$23,826,871	$26,267,963

(1)	Set forth below is a reconciliation of adjusted net non-GAAP loss to the nearest GAAP metric.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Net loss (GAAP)	$(6,139,918)	$(9,421,175)	$(26,275,260)	$(41,427,293)
Add (subtract) the following items:
Depreciation and amortization	45,161	62,888	246,156	258,249
Stock-based compensation*	594,975	3,340,099	2,666,228	11,646,194
Severance expense	164,947	—	798,391	4,017,172

Adjusted net non-GAAP loss	$(5,334,835)	$(6,018,188)	$(22,564,485)	$(25,505,678)

*

Note: Stock-based compensation excludes $164,947 which is included in severance expense for the three months ended December 31, 2022. Stock-based compensation excludes $252,609 and $284,994 which is included in severance expense for the twelve months ended December 31, 2022 and 2021, respectively.

(2)	Set forth below is a reconciliation of adjusted net non-GAAP costs and expenses to the nearest GAAP metric.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Total costs and expenses (GAAP)	$6,537,456	$9,648,202	$27,537,646	$42,189,578
Subtract the following items:
Depreciation and amortization	(45,161)	(62,888)	(246,156)	(258,249)
Stock-based compensation*	(594,975)	(3,340,099)	(2,666,228)	(11,646,194)
Severance expense	(164,947)	—	(798,391)	(4,017,172)

Adjusted non-GAAP costs and expenses	$5,732,373	$6,245,215	$23,826,871	$26,267,963

*

Note: Stock-based compensation excludes $164,947 which is included in severance expense for the three months ended December 31, 2022. Stock-based compensation excludes $252,609 and $284,994 which is included in severance expense for the twelve months ended December 31, 2022 and 2021, respectively.

Corporate Information

We were incorporated in Delaware in 2012. Our corporate headquarters is located at 3590 North First Street, Suite 210, San Jose, CA 95134. Our website can be accessed at www.energous.com. The information contained on, or that may be obtained from our website, is not, and shall not be deemed to incorporated into, this prospectus supplement and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Offering

Common Stock Offered by Us	shares, plus shares of our common stock underlying the warrants offered in this offering.

Warrants Offered by Us	Warrants to purchase up to shares of common stock. For each share of common stock purchased, each investor will receive a warrant to purchase one share of our common stock with an exercise price of $ per share. Subject to certain ownership limitations, the warrants are immediately exercisable and expire on the date six years from the date of issuance. Subject to certain exemptions outlined in the warrants, if we shall sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of our common stock or Common Stock Equivalents (as defined in the warrants), at an effective price per share less than the exercise price of the warrants then in effect, the exercise price of the warrants shall be reduced to equal the effective price per share in such dilutive issuance. Additionally, the warrants contain a one-time reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) 100% of the lowest VWAP on any trading day during the five (5) trading day period immediately prior to the sixth (6th) trading date immediately following the approval of a reverse stock split of the Company’s common stock. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants. For additional information regarding the warrants, see “Description of Securities We are Offering — Warrants” below.

Common Stock to be Outstanding After This Offering	shares, excluding shares issuable upon exercise of the warrants issued in this offering.

Use of Proceeds	We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $ million. We intend to use the net proceeds from the offering for general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves significant risks. See “Risk Factors,” in this prospectus supplement as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Capital Market Symbol	“WATT”

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 77,722,402 shares of common stock outstanding as of September 30, 2022 and excludes the following:

•	300,262 shares of common stock issuable upon exercise of options outstanding as of September 30, 2022, with a weighted average exercise price of $1.27 per share;

•	3,284,789 shares of common stock issuable upon exercise of warrants outstanding as of September 30, 2022 at a weighted average exercise price of $16.40 per share;

•	287,000 shares of common stock subject to performance share units outstanding as of September 30, 2022;

•	2,474,347 shares of common stock subject to restricted stock units outstanding as of September 30, 2022;

•	1,180,012 shares of common stock reserved and available for future issuance under our 2013 Equity Incentive Plan as of September 30, 2022;

•	634,867 shares of common stock reserved and available for future issuance under our 2014 Non-Employee Equity Compensation Plan as of September 30, 2022;

•	2,124,013 shares of common stock reserved and available for future issuance under our 2015 Performance Share Unit Plan as of September 30, 2022;

•	1,569,170 shares of common stock reserved and available for future issuance under our 2017 Equity Inducement Plan as of September 30, 2022;

•	353,751 shares of common stock reserved and available for future issuance under our Employee Stock Purchase Plan as of September 30, 2022;

•	up to shares of our common stock issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $ per share;

•	4,421,523 shares of our common stock issued pursuant to our “at-the-market” facility after September 30, 2022.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below together with all of the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the period ended September 30, 2022, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or SEC, in the future. If any of the risks incorporated by reference or set forth below occurs, our business, operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, operations and financial condition, or cause the value of our common stock to decline.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management has broad discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management could spend the net proceeds from this offering in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase securities in this offering you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in the future.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer dilution with respect to the net tangible book value of the shares of common stock you purchase in this offering. Based on a public offering price of $     per share and accompanying warrant and our net tangible book value as of September 30, 2022, if you purchase shares of common stock and warrants to purchase common stock in this offering, you will suffer immediate dilution of $      per share with respect to the net tangible book value of the common stock. Furthermore, if outstanding options or warrants, or any warrants to be issued pursuant to this offering, are exercised, you could experience further dilution. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations. To raise capital, we may sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of common stock or common stock-related securities, including the exercise of outstanding options and any additional shares issued in connection with acquisitions, if any, may result in material dilution to our stockholders. New investors could also gain rights, preferences and privileges senior to those of holders of our common stock. We may raise money through additional public or private offerings of our equity securities or equity-linked securities. For example, in October 2019, we entered into an “at-the-market” program with B. Riley Securities, Inc. pursuant to which we may sell shares of our common stock from time to time, subject to certain conditions. Any sales of our equity or equity-linked securities could have a material adverse effect on the market price of our common stock.

In connection with this offering, we, our directors and executive officers have entered into lock-up agreements for a period of 90 days following this offering. The lock-up agreements are subject to various exceptions, and we and our directors and executive officers may be released from the lock-up agreements prior to the expiration of the lock-up period at the sole discretion of the representative. See “Underwriting.” Upon expiration or earlier release of the lock-up agreements, we and our directors and executive officers may sell shares into the market, which could adversely affect the market price of shares of our common stock.

Pursuant to our existing equity incentive plans, our compensation committee is authorized to grant equity-based incentive awards to our directors, executive officers and other employees and service providers, including officers, employees and service providers of our subsidiaries and affiliates. Future option grants and issuances of common stock under our existing equity incentive plans may have an adverse effect on the market price of our common stock.

The warrants to purchase common stock in this offering may not have any value.

The warrants being offered in this offering will be exercisable for six years from the closing date at an exercise price of $     per share. In the event that the price of a share of our common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

The warrants to purchase common stock in this offering do not entitle the holder to any rights as common stockholders until the holder exercises the warrant for shares of our common stock.

Until you acquire shares of our common stock upon exercise of your warrants purchased in this offering, such warrants will not provide you any rights as a common stockholder, except as set forth in the warrants. Upon exercise of your warrants purchased in this offering, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

There is no public market for the warrants.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the warrants will be limited.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

Examples of forward-looking statements include, among others, statements we make regarding proposed business strategy; market opportunities; expectations for current and potential business relationships; expectations for revenues, liquidity cash flows and financial performance; our unaudited financial results; the anticipated results of our research and development efforts; the timing for receipt of required regulatory approvals and product launches; the impact of macroeconomic and geopolitical events and our responses thereto on our business; and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus supplement, the accompanying prospectus, in the documents incorporated herein and therein by reference or any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as well as those discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $         million.

We intend to use the net proceeds from the offering for general corporate purposes.

Our expected use of proceeds from this offering represents our current intentions based on our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. We may also use a portion of the proceeds to license, acquire or invest in complementary businesses, technology, products or assets, however we have no current commitments to do so. As a result, our management will have broad discretion over the use of the proceeds from this offering.

Pending these uses, we intend to invest the net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed obligations of the U.S. government.

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, restrictions in the agreements governing any indebtedness we may enter into, general business conditions and other factors that our board of directors considers relevant.

DILUTION

If you invest in our securities, your interest will be diluted to the extent of the difference between the public offering price and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2022 was approximately $29.3 million, or $0.38 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2022.

After giving effect to the sale of the                 shares of our common stock in this offering at a public offering price of $        per share and accompanying warrants and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $         million, or $         per share. This represents an immediate increase in net tangible book value of $         per share to existing stockholders and immediate dilution of $         per share to investors in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share and accompanying warrant		$
Net tangible book value per share as of September 30, 2022	$0.38
Increase in net tangible book value per share attributable to new investors in this offering
As adjusted net tangible book value per share after this offering

Dilution per share to new investors in this offering		$

The discussion and table above assume no exercise of the warrants sold in this offering.

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 77,722,402 shares of common stock outstanding as of September 30, 2022 and excludes the following:

•	300,262 shares of common stock issuable upon exercise of options outstanding as of September 30, 2022, with a weighted average exercise price of $1.27 per share;

•	3,284,789 shares of common stock issuable upon exercise of warrants outstanding as of September 30, 2022 at a weighted average exercise price of $16.40 per share;

•	287,000 shares of common stock subject to performance share units outstanding as of September 30, 2022;

•	2,474,347 shares of common stock subject to restricted stock units outstanding as of September 30, 2022;

•	1,180,012 shares of common stock reserved and available for future issuance under our 2013 Equity Incentive Plan as of September 30, 2022;

•	634,867 shares of common stock reserved and available for future issuance under our 2014 Non-Employee Equity Compensation Plan as of September 30, 2022;

•	2,124,013 shares of common stock reserved and available for future issuance under our 2015 Performance Share Unit Plan as of September 30, 2022;

•	1,569,170 shares of common stock reserved and available for future issuance under our 2017 Equity Inducement Plan as of September 30, 2022;

•	353,751 shares of common stock reserved and available for future issuance under our Employee Stock Purchase Plan as of September 30, 2022;

•	up to shares of our common stock issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $ per share;

•	4,421,523 shares of our common stock issued pursuant to our “at-the-market” facility after September 30, 2022.

To the extent that outstanding options or warrants have been or may be exercised, warrants offered in this offering are exercised or other shares are issued, investors in this offering may experience further dilution. In addition, we may choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution for investors in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of our common stock and warrants to purchase shares of our common stock (and the shares of our common stock issuable from time to time upon exercise of the offered warrants). The common stock and warrants are immediately separable and will be issued separately. This prospectus supplement also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” in the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus are summarized below. This summary of some provisions of the warrants is not complete. For the complete terms of the warrants, you should refer to the form of warrant filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Each warrant will enable the holder to purchase one share of our common stock at a price equal to $        per share at any time for up to six years after the date of the closing of this offering. The warrants will be issued as individual warrant agreements to the investors in this offering. The holder of a warrant will not be deemed a holder of our underlying common stock until the warrant is exercised.

Subject to certain limitations as described below the warrants are immediately exercisable upon issuance on the closing date and expire on the six-year anniversary of the closing date. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise.

The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The warrant holders must pay the exercise price in cash upon exercise of the warrants, unless such warrant holders are utilizing the cashless exercise provision of the warrants. Subject to certain exemptions outlined in the warrants, if we shall sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of our common stock or Common Stock Equivalents (as defined in the warrants), at an effective price per share less than the exercise price of the warrants then in effect, the exercise price of the warrants shall be reduced to equal the effective price per share in such dilutive issuance. Additionally, the warrants contain a one-time reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) 100% of the lowest VWAP on any trading day during the five (5) trading day period immediately prior to the sixth (6th) trading date immediately following the approval of a reverse stock split of the Company’s common stock.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the warrants will be entitled to receive upon exercise of such warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the warrants. Additionally, as more fully described in the warrants, in the event of certain fundamental transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the warrants on the date of consummation of such transaction.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision). Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Warrant holders may exercise warrants only if the issuance of the shares of common stock upon exercise of the warrants is covered by an effective registration statement, or an exemption from registration is available under the Securities Act and the securities laws of the state in which the holder resides. We intend to use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, effective when the warrants are exercised. The warrant holders must pay the exercise price in cash upon exercise of the warrants unless there is not an effective registration statement or, if required, there is not an effective state law registration or exemption covering the issuance of the shares underlying the warrants (in which case, the warrants may only be exercised via a “cashless” exercise provision).

We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

Outstanding Warrants

Prior to this offering, as of September 30, 2022, we had outstanding warrants to purchase 3,284,789 shares of common stock at a weighted average exercise price of $16.40 per share.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved preferred stock may enable our board of directors to issue shares of preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue additional preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments or payments upon liquidation.

Anti-Takeover Provisions

The provisions of Delaware General Corporation Law, or DGCL, our second amended and restated certificate of incorporation and our amended and restated bylaws, could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our second amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

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Board of Directors vacancies. Our second amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by resolution of the board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

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Stockholder action. Our second amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with amended and our restated bylaws.

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Advance notice requirements for stockholder proposals and director nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our second amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.

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Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

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Choice of forum. Our amended and restated bylaws provide that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL; or any action asserting a claim against us that is governed by the internal affairs doctrine. The provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act.

UNDERWRITING

We have entered into an underwriting agreement, dated                , 2023, with Roth Capital Partners, LLC, who we refer to as the representative of the underwriters, with respect to the securities subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, the number of shares of common stock and accompanying warrants provided below.

Underwriters	Number of Shares	Number of Shares Underlying Warrants
Roth Capital Partners, LLC

Total

The underwriters are offering the securities subject to their acceptance of the securities from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the securities offered by this prospectus supplement is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the securities if any such securities are taken. There is no market through which the warrants may be sold and purchasers may not be able to resell the warrants purchased in this offering.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares and warrants to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $        per share and warrant. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $        per share and warrant to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be changed by the underwriters. No such change will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering.

Per Share and Accompanying Warrants
Public offering price	$
Underwriting discount (7%)	$
Proceeds, before expenses, to us	$

We have agreed to reimburse the representative of the underwriters for certain out-of-pocket expenses, including the fees and disbursements of its counsel, up to an aggregate of $75,000. We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $         .

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We, our directors and executive officers have agreed to, subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative of the underwriters. The representative of the underwriters may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Right of First Refusal

We have granted the representative of the underwriters a right of first refusal to act as exclusive placement agent or lead underwriter and bookrunner in any public or private offering of equity, equity-linked or debt securities during the six months following the termination of the engagement of the representative.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Pricing of the Offering

The public offering price was determined by negotiations between us and the representative. Among the factors considered in determining the public offering price were the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares and/or warrants in excess of the number of shares and/or warrants the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares and/or warrants over-allotted by the underwriters is not greater than the number of shares and/or warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares and/or warrants involved is greater than the number of shares and/or warrants in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

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Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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Penalty bids permit a syndicate representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids, to the extent applicable, may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Nasdaq Listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “WATT.” We do not intend to list the warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Other Relationships

The representative and/or certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received, or may in the future receive, customary fees and commissions for these transactions. Except as disclosed in this prospectus supplement, we have no present arrangements with the underwriters for any services.

LEGAL MATTERS

The validity of the securities offered hereby and certain legal matters in connection with this offering will be passed upon by Fenwick & West LLP, Mountain View, California. Certain legal matters with respect to the securities offered hereby will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the accompanying prospectus and registration statement of which it is a part and the exhibits filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the accompanying prospectus and the registration statement of which it is a part are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract or other document.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 3590 North First Street, Suite 210, San Jose, CA 95134, during normal business hours.

Information about us is also available at our website at www.energous.com. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement and accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 23, 2022;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30 2022, filed with the SEC on May 16, 2022, August 16, 2022 and November 10, 2022, respectively;

•	Current Reports on Form 8-K filed on April 19, 2022, June 21, 2022, August 16, 2022, November 4, 2022 and January 24, 2023;

•	our Definitive Proxy Statement on Schedule 14A for our 2022 annual meeting of stockholders filed with the SEC on April 29, 2022;

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the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 26, 2014 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

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filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompanying prospectus incorporate). Written or oral requests for copies should be directed to Energous Corporation, Attn: Chief Financial Officer, 3590 North First Street, Suite 210, San Jose, CA 95134, and our telephone number is (408) 963-0200 . See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and accompanying prospectus.

PROSPECTUS

$100,000,000

ENERGOUS CORPORATION

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $100,000,000 aggregate dollar amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in one or more series or classes, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. We may offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any of the securities registered hereunder, including any applicable antidilution provisions. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The total amount of these securities will have an aggregate offering price of up to $100,000,000.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on The Nasdaq Stock Market under the symbol “WATT.” On November 11, 2021, the sales price for our common stock was $1.93 per share. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Stock Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus. We are a “smaller reporting company” as defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” on page 3 of this prospectus before investing in our securities.

Common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and any applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Neither we, nor any agent, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, the terms “Energous,” the “Company,” “we,” “us,” and “our” refer to Energous Corporation, a Delaware corporation.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 and our other filings with the Securities and Exchange Commission listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Forward-Looking Statements.”

Our Company

We have developed our WattUp® wireless power technology, consisting of proprietary semiconductor chipsets, software controls, hardware designs and antennas, that enables radio frequency (“RF”) based charging for electronic devices. The WattUp technology has a broad spectrum of capabilities, including near field wireless charging and at-a-distance wireless charging at various distances. We believe our proprietary WattUp technologies are well suited for many applications, including building and home automation, electronic shelf labels, industrial IoT sensors, surface and implanted medical devices, tracking devices, hearables, wearables, consumer electronics and public safety applications. Potential future applications include smartphones, commercial and industrial robotics, as well as automotive solutions and other devices with charging requirements that would otherwise require battery replacement or a wired power connection.

We believe our technology is innovative in its approach, in that we are developing solutions that charge electronic devices with an RF energy zone. We are developing solutions that deliver wire-free energy for near field charging applications and are also developing at-a-distance charging for distances up to 15 feet and beyond, some of which involve mobility charging.

To-date, we have developed multiple transmitters and receivers, including prototypes as well as partner production designs. The transmitters vary based on form factor, power specifications and frequencies, while the receivers are designed for applications including Bluetooth tracking tags, IoT sensors, hearing aids, electronic shelf labels, fitness bands, health sensors and devices, smartwatches, smartphones, smartglasses, industrial applications, keyboards, mice, headsets, earbuds, headphones, and more.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $100,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.00001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.00001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the form of indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock, shares of common stock or any combination thereof. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights for the purchase of common stock, preferred stock, debt securities or any combination thereof. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

* * *

We were incorporated in Delaware in October 2012. Our corporate headquarters is located at 3590 North First Street, Suite 210, San Jose, CA 95134. Our website can be accessed at www.energous.com. The information contained on, connected to or that can be accessed via our website is not a part of, and is not incorporated into, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, which are on file with the Securities and Exchange Commission, or the SEC, and incorporated by reference into this prospectus, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act of 1934, as amended. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “would,” “should,” “could,” “seek,” “intend,” “plan,” “continue,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference herein regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding proposed business strategy; market opportunities; regulatory approval; expectations for current and potential business relationships; the impact of the COVID-19 pandemic on our business and our response to it; expectations for revenues, cash flows and financial performance; and anticipated results of research and development efforts, results of operations, liquidity, objectives of management, debt financing, our future results of operations and financial position. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, strategies, projections, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and generally are outside of our control. Our actual results and financial condition may differ materially from those indicated in our forward-looking statements. Therefore, you should not rely on the occurrence of events described in any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to develop a commercially feasible technology; receipt of necessary regulatory approval; our ability to find and maintain development partners, market acceptance of our technology; competition in our industry; protection of our intellectual property; other risks and uncertainties included in this prospectus under the caption “Risk Factors;” and risks and uncertainties described in documents incorporated by reference into this prospectus and the documents incorporated by reference herein . We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection on the website of the SEC referred to above. We also maintain a website at www.energous.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. You may also inspect these documents at our corporate headquarters at 3590 North First Street, Suite 210, San Jose, California 95134, during normal business hours.

INCORPORATION OF INFORMATION BY REFERENCE

The Securities and Exchange Commission, or the SEC, allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items), including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March  24, 2021, including certain information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for our 2021 annual meeting, which was filed with the SEC on April 30, 2021;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021, for the quarter ended June 30, 2021, filed with the SEC on August 11, 2021, and for the quarter ended September  30, 2021, filed with the SEC on November 15, 2021;

•	our Current Reports on Form 8-K filed with the SEC on April 23, 2021 (only with regard to item 5.02), July 12, 2021, July 29, 2021, September 23, 2021 and on October 4, 2021;

•

the description of capital stock included in our registration statement on Form 8-A, filed with the SEC on March 26, 2014 under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

•

all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning us at:

Corporate Secretary

Energous Corporation

3590 North First Street, Suite 210

San Jose, California 95134

(408) 963-0200

You may access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.energous.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general and administrative expenses and other general corporate purposes, research and product development efforts, potential acquisition of complementary technologies and companies, regulatory activities, business development and support functions. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The Nasdaq Capital Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.00001 par value per share. As of November 11, 2021, there were 75,409,399 shares of our common stock outstanding, and no shares of preferred stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors is also be able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may be able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Registration Rights

The holder of shares of our common stock that were acquired pursuant to those certain Securities Purchase Agreements, or SPAs, with the Company dated November 6, 2016 and June 28, 2017, is entitled to rights with respect to the registration of those shares, or Registrable Securities, under the Securities Act. These registration rights terminate when the stockholder can sell its shares publicly under Rule 144 of the Securities Act without a volume limitation.

Demand Registration Rights

Under the SPAs, we are required, as soon as reasonably practicable following the request of a stockholder with registration rights, prepare and file with the Securities and Exchange Commission a registration statement under the Securities Act covering the resale of such portion of the Registrable Securities requested by the stockholder. The Company shall not be obligated to file and have declared effective more than two registration statements per year, each including not less than 100,000 shares of Common Stock (as adjusted by any stock split, dividend or other distribution, recapitalization or similar event).

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (defined below) with any interested stockholder (defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents.

Our certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

•

Effects of Authorized but Unissued Common Stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

•	Action by Written Consent. Our certificate of incorporation provides that our stockholders may not act by written consent.

•

Advanced Notice. Our bylaws provide that stockholders who wish to bring nominations or other business before an annual meeting of the stockholders or a special meeting of the stockholders must provide us with notice of such proposed nomination or business within specified time frames and must provide us with information regarding the potential nominee or proposal.

•

Blank Check Preferred Stock. As noted above, our certificate of incorporation allows our Board to fix the designation, powers, preferences and rights of the shares of each series of preferred stock and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.

•	Bylaw Amendment. Our certificate of incorporation provides our Board the ability to amend our bylaws without further vote or action by our stockholders.

•

Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

•

Exclusive Venue. Our certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed to the Company or the Company’s stockholders by any director, officer or other employee of the Company, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Delaware Court of Chancery, or if the Delaware Court of Chancery determines that it does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction regarding the matter.

•

Special Meeting of Stockholders. Our certificate of incorporation provides that a special meeting of stockholders may only be called by the President, the Chief Executive Officer, or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting.

•	Vacancies. Our certificate of incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services.

Exchange Listing

Our common stock is listed on The Nasdaq Stock Market under the symbol “WATT.”

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•

we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the Securities and Exchange Commission under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following specified procedures described in the indenture. These procedures allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1. to register the transfer or exchange of such debt securities;

2. to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3. to compensate and indemnify the trustee; or

4. to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal defeasance or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. Dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities or any combination thereof. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the Securities and Exchange Commission if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Fenwick & West LLP, Mountain View, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Energous Corporation as of December 31, 2019 and 2020, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                Shares of Common Stock

Warrants to Purchase up to                 Shares of Common Stock

PROSPECTUS SUPPLEMENT

March     , 2023

Sole Book-Running Manager

Roth Capital Partners